UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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MEDIRECT LATINO, INC.
(Name of Registrant as Specified in Its Charter)

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MEDIRECT LATINO, INC.
2101 West Atlantic Boulevard, Suite 101
Pompano Beach, Florida 33069

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

March 22, 2007

Dear Stockholders:

We have obtained a written consent of certain of our stockholders as of record as of March 22, 2007, to approve the election of new directors as more fully set forth in the enclosed Information Statement.

Pursuant to the Florida Business Corporations Act, you are hereby being provided with notice of the approval of these actions by less than unanimous written consent of our stockholders. This Information Statement is furnished solely for the purpose of informing the stockholders in the manner required under the Securities Exchange Act of 1934, as amended, of this corporate action before it takes effect. As required by Rule 14c-2(b), the actions described in this Information Statement will become effective on the 21st calendar day following the date of this Information Statement.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

/s/ Debra L. Towsley
Debra L. Towsley
President, CEO and Director

INFORMATION STATEMENT

This Information Statement is being furnished on or about March 22, 2007, by the majority shareholders of MEDirect Latino, Inc. (the “Company”), a Florida corporation, to record holders of common stock as of the record date March 22, 2007 (the “Record Date”) in connection with a written consent from the holders of the majority of common stock of the Company in lieu of holding a meeting.

Pursuant to a Consent in Lieu of Shareholders Meeting, a majority of the Company’s shareholders elected to take the following actions:

1. Ruben Jose King-Shaw, Jr. to serve as a member of the Company’s board of directors

2. Robert Lautz to serve as a member of the Company’s board of directors

3. Robert Webb to serve as a member of the Company’s board of directors

4. Daniel Gordon to serve as a member of the Company’s board of directors.

Biographies

Ruben Jose King-Shaw Jr. is Chairman and CEO of Mansa Equity Partners, Inc., a health care private equity investment and advisory firm with offices in Carlisle, MA and Tallahassee, FL. Drawing on Ruben’s strength in health care operations, policy and finance, the firm focuses on health care products, services, technologies and business models that can benefit from the trends in clinical science, demographics, information technology, government payment policy and regulation. Ruben has advised governments and companies throughout the United States, The Caribbean, South Africa and Latin America on matters of business development and strategy, mergers and acquisitions, and health care policy. With a focus on company operations and market strategy, Ruben has brought valuable expertise to growing companies as they prepare for expansion, acquisition or IPO. The firm’s portfolio includes:

•	WellCare Health Plans, Inc. (NYSE: WCG) of Tampa, FL where Ruben is part of the group that took that Medicare and Medicaid managed care company public in 2004 and serves on its Board of Directors.
•	Athenahealth, Inc. of Waltham, MA where Ruben is a member of the Board of Directors serves as Lead Director. The firm manages financial transactions and clinical information management for physicians.
•
Pan American Risk Management Associates LLC of Clarksville, MD where he is a Senior Partner. The firm leads health care system improvement projects and policy development in North America, Latin America, South Africa and the Caribbean.

•
Exact Cost, Inc. of Hollandale Beach, FL and Rehovot, Israel where Ruben serves as Vice Chairman of the Board of Directors. The firm’s software enables activity based cost budgeting, management, analytics and pricing for hospitals and physician group practices.

•
PulseMD of Delray Beach, FL where he is Chairman of the Board of Directors. The firm’s software supports efficient operations in hospital emergency departments, prison and jail medical management. The firm also enables bio-surveillance for epidemics and bioterrorism response protocols.

•	iHealth Technologies, Inc. of Atlanta, GA where he is also an advisor. The firm supports clinically appropriate and cost-effective payment policy and administration for health care payers.
•
Veridigm, Inc. of Los Angeles, California where Ruben is Chairman of its Board of Advisors. The firm provides telemedicine technology to support delivery of health care services, education, maintenance and prevention.

Ruben remains active in public service. New York Governor George Pataki appointed Ruben to the New York State Commission on Health Care Facilities in the 21st Century in May of 2005. The Commission is charged by the Legislature to submit a plan to redesign the State’s hospital and nursing home system. Massachusetts Governor Mitt Romney appointed Ruben to the University Of Massachusetts Board Of Trustees in September of 2005. He chairs the UMass Board’s Committee on Academic and Student Affairs. Ruben is a member of the Cornell University Council and the Advisory Council at Cornell University’s School of Industrial and Labor Relations. Abbott Laboratories named Ruben to their Health Policy Board in 2005. In addition, Ruben is a director of both the Scripps Florida Funding Corporation and The Florida Education Foundation.

Ruben has an extensive expertise in health policy, economics and finance. Ruben served in the George W. Bush Administration from 2001 to 2003 where he led many of President Bush's and HHS Secretary Tommy G. Thompson’s government-sponsored health care initiatives as Deputy Administrator and Chief Operating Officer of the Centers for Medicare and Medicaid Services. Ruben was also Senior Advisor to the Secretary of the Treasury where he led the Administration’s Health Coverage Tax Credit policies to assist the uninsured. Ruben was also a member of the President’s New Freedom Commission on Mental Health. Ruben was a major spokesperson and policy advisor for the Administration on the topics of health care disparities, Medicare and Medicaid reform, prescription drug policy, rural and immigrant labor healthcare and commercial insurance market reform.

Prior to joining the George W. Bush Administration, Ruben was the Secretary of the Florida Agency for Health Care Administration (AHCA). The Agency is responsible for Florida’s Medicaid, Health Quality Assurance, facility regulation, intergovernmental transfers and managed care regulation activities. He was appointed to head the Agency by Governor Jeb Bush on December 30, 1998.

Before entering public service, Ruben had twenty years of experience in health care management including positions as Senior Vice President and Chief Operating Officer of the Miami-based Neighborhood Health Partnership, an insurance company sponsored by local providers and John Alden/Fortis Inc. Ruben had previously been the Executive Director of the JMH Health Plan, an integrated delivery system operated by a partnership of the Public Health Trust of Dade County and the University of Miami School of Medicine.

Ruben was awarded his Bachelor of Science Degree with Dean’s Honors from Cornell University’s School of Industrial and Labor Relations where he concentrated in Labor Economics. He earned his Master of International Business at the Center for International Studies in Madrid, Spain and the Chapman Graduate School of Business in Miami, FL. In addition, he holds a Master in Health Services Administration from Florida International University.

Robert Lautz is a co-founder and Managing Director of St. Cloud Capital, a Los Angeles based private investment firm. Mr. Lautz was formerly the Chairman of REO.com, the nation’s leading Internet-based sales mechanism for bank foreclosed properties. Prior to that he served as the CEO of ListingLink, the original Internet-based residential property multiple listing services. Mr. Lautz formed and served as Chairman and CEO of Indenet, Inc., a NASDAQ listed private satellite-based network that delivered digital advertisements and programming to the 3000+ national broadcast and cable television networks. Mr. Lautz also owned and operated Peerless Capital, a venture capital business which invested in various management led leveraged buyouts and private equity transactions. Mr. Lautz has extensive experience serving on the board of directors of both private and public companies. Mr. Lautz earned a Master's degree from the American Graduate School of International Management (Thunderbird), and a B.S. in Business Administration from Miami University in Oxford, Ohio.

Rob Webb is the CEO of Health Solutions Group, a UnitedHealth Group Operating unit. Previously, Rob worked in private equity as a partner with One Equity Partners, and, prior to that, Equity Group Investments. He holds an MBA from The Kellogg School at Northwestern University, and a Bachelors in Mechanical Engineering from the University of Minnesota.

Daniel “Dan” Gordon was appointed to the Board of Commissioners by Governor Jeb Bush in 2005.

Commissioner Gordon was born in Miami and raised in Broward County. He graduated from Pompano Beach High School and earned an associate degree from Broward Junior College (now Broward Community College). He received his Bachelor of Business Administration from Florida Atlantic University. He and his wife, Susie, are long-time residents of Lighthouse Point where she is a city commissioner.

Commissioner Gordon is a Certified Property Casualty Underwriter with Bateman, Gordon and Sands insurance agency in Pompano Beach, Florida. He is past president of the Greater Pompano Beach Chamber of Commerce, the Pompano Economic Group and the Pompano Beach Rotary. He is president of the First Presbyterian Church Foundation in Pompano Beach.

Dan Gordon currently serves on the Board of Directors of The North Broward Hospital District. The North Broward Hospital District, providing service for more than 50 years, is a community health system offering a full spectrum of healthcare services. One of the top 10 largest public health systems in the nation, the NBHD encompasses more than 30 healthcare facilities, including Broward General Medical Center, North Broward Medical Center, Imperial Point Medical Center, Coral Springs Medical Center, Chris Evert Children's Hospital and Weston Regional HealthPark. The NBHD is a medical safety net for Broward County residents.

SECURITIES OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, there were 17,536,397 shares of Common Stock issued and outstanding. The following table sets forth, as of the Record Date, the number of shares of Common Stock of the Company owned by: (i) those persons known by the Company to be owners of more than 5% of the Company’s Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all executive officers and directors of the Company as a group.

	Common Stock
Name and Address	Beneficially Owned
of Beneficial Owner	Percent	Number

Debra L. Towsley	2,860,020	16.31%
2101 West Atlantic Blvd., Suite 101
Pompano Beach, Florida 33069

Raymond J. Talarico	2,860,020	16.31%
2101 West Atlantic Blvd., Suite 101
Pompano Beach, Florida 33069

Charles W. Hansen, III	1,127,021	6.43%
2101 West Atlantic Blvd., Suite 101
Pompano Beach, Florida 33069

Officers and Directors as a group (3)	6,837,061	38.99%

HISTORY OF MEDIRECT LATINO, INC.

MEDirect Latino, Inc. (the “Company” or “MEDirect”) was incorporated in 2002 to operate as a national direct-to-consumer provider of medical products and services. The Company was a private non-registrant operating company until such time as it completed a Reorganization Agreement with Interaxx Digital Tools, Inc. (“IDT”). IDT was one of four stand-alone companies resulting from a second joint plan of reorganization filed under Chapter 11 of the Bankruptcy Code. This reorganization was treated as a reverse merger and subsequent to the transaction IDT changed is name to MEDirect Latino, Inc.

We are a federally licensed, direct-to-consumer, participating provider of Medicare Part B Benefits primarily focused on supplying diabetic testing supplies to the Hispanic Medicare-eligible community in the United States and in Puerto Rico. We distribute diabetic diagnostic testing supplies and ‘quality of life’ enhancing products (i.e. heating pads, seat lifts and walking assistance devices) which address the healthcare needs of our customers who also have circulatory and mobility related afflictions resulting from diabetes. Products are distributed only in compliance with applicable federal and state laws.

We provide diabetes testing supplies and related products to our diabetic customers.

•	providing mail order delivery of supplies directly to our customers homes;

•	billing Medicare, other government agencies and/or private insurance companies directly for those diabetes related supplies that are reimbursable;

•	providing medical call and contact center services and 24-hour telephone support

•	providing technology solutions focused on electronic customer relationship management;

•	using sophisticated software and advanced order fulfillment systems to efficiently provide diabetes related products.

Sales from this segment represent 100% of total net revenues for the fiscal year ended June 30, 2006.

WHERE YOU CAN FIND MORE INFORMATION

The Company files Annual Reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC’s regional offices located at 233 Broadway, New York, New York 10279; 801 Brickell Ave., Suite 1800, Miami, Florida 33131; 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; 1801 California Street, Suite 4800, Denver, Colorado 80202-2648 or 5670 Wilshire Boulevard, Suite 1100, Los Angeles, California 90036-3648. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

The SEC allows the Company to “incorporate by reference” information into this Information Statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. Our Report on Form 10-KSB for the year ended December 31, 2005 and all other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference into this Information Statement and are deemed to be a part of this Information Statement, except for any information superseded by information contained directly in this Information Statement. A copy of this Information Statement is being mailed to the Company’s stockholders.
You should rely only on the information contained in this Information Statement. We have not authorized anyone to provide you with information that is different from what is contained in this Information Statement. You should not assume that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of the Information Statement to stockholders shall not create any implication to the contrary.